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                                                           Exhibit 3.2

BYLAWS
OF
SCHIELD MANAGEMENT COMPANY

_________

ARTICLE I

Offices

The principal offices of the corporation shall be in Arvada, Colorado, but the Board of Directors, in its discretion, may keep and maintain offices wherever the business of the corporation may require.

ARTICLE II

Meeting of Shareholders

(1) Time and Place: Any meeting of the shareholders may be held at such time and such place, within or without the State of Colorado, as may be fixed by the Board of Directors or as shall be specified in the notice of the meeting or in the waiver of notice thereof.

(2) Annual Meeting: The annual meeting of the shareholders shall be held on the 2nd Friday in May of each year or at such other date during said month as the Board of Directors may determine.

(3) Special Meetings: Special meetings of the shareholders, for any purpose or purposes, may be called by the President, the Board of Directors, or the holders of not less than one tenth of all of the shares entitled to vote at the meeting.

(4) Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

(5) Voting List: The Secretary of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address and number of shares held by each. Said list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting, shall be produced and kept open at the meeting and shall be subject to inspection by any shareholder during the course of the meeting.

(6) Notices: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less

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than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if it is proposed that the authorized shares be increased at least thirty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

(7) Quorum: Except as otherwise provided by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If, however, a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares to constitute a quorum shall be present.
At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting of which notice originally was given. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(8) Voting: Each outstanding share shall be entitled to one vote on each matter submitted to a vote at any meeting of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.
Except as otherwise provided by law, all matters shall be decided by a vote of the majority in interest of the shares present or represented.

(9) Waiver: Attendance of a shareholder of the corporation, either in person or by proxy, at any meeting, either annual or special, shall constitute waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice or manner of calling any such meeting signed by a shareholder or shareholders entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. The signatures of the shareholders in person or by proxy subscribed to the minutes of any meeting shall be deemed to be a written waiver of notice hereinabove provided for.

(10) Action Without Meeting: Any action which is required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


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ARTICLE III

Directors

(1) Number: The number of Directors of this corporation shall be three.

(2) Election: The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

(3) Term: Each director shall be elected to hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

(4) Removal and Resignation: Any Director may be removed at any time, with or without cause, by a vote of the holders of the majority of shares entitled to vote at a meeting expressly called for that purpose. Any Director may resign at any time by giving written notice to the President or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective.

(5) Vacancies: Any vacancy occurring on the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. A director elected to fill a position resulting from an increase in the Board of Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

(6) Meetings: A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the Board of Directors may be called by the President or any two members of the Board of Directors.

(7) Notices: Two days' notice of special meetings shall be given to each member of the Board of Directors by the Secretary, the President or the members of the Board calling any meeting thereof. Such notice may be given by mail, by depositing the same in the United States mail addressed to the Director at his address as it may appear on the books of the corporation, or as known to the person giving such notice, or, if his address is unknown, to such Director at the general post office in Denver, Colorado; and any notice so mailed shall be deemed to have been given at the time when the same shall be thus mailed. In lieu of notice by mail as aforesaid, notice may be given by telephone, prepaid telegram, cablegram or radiogram addressed as aforesaid; and such notice shall be deemed to have been given at the time when such telegram, cablegram or radiogram is delivered to the transmitting company for transmittal or when such telephone conversation occurs.

(8) Quorum: A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and

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the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law. If less than such majority is present, the director or directors present may adjourn the meeting from time to time without further notice.

(9) Waiver: Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice or manner of calling any such meeting signed by the Director or Directors entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. The signatures of the Directors subscribed to the minutes of any meeting shall constitute such a written waiver of notice.

(10) Action Without Meeting: Any action which is required to or which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

ARTICLE IV

Officers

(1) Number and Election: The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, who shall be elected by the Board of Directors to serve at the pleasure of the Board. Such other officers and assistant officers as may be deemed necessary may also be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

(2) President and Vice President: The President shall be the principal executive officer of the corporation and subject to the control of the Board of Directors, shall have general supervision of the affairs of the corporation. When present, he shall preside at all shareholders' and Directors' meetings. The Vice President may act in his stead in case of the absence, inability to act or disability of the President.

(3) Secretary: The Secretary shall keep the minutes of all meetings, have charge of the corporate seal and stock certificate book, and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

(4) Treasurer: The Treasurer shall have custody of all moneys and securities of the corporation, shall keep regular books of account, and in general perform all of the other duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

(5) Removal and Resignation: Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any officer may resign at any


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time by giving written notice thereof to the President or to the
Secretary; and acceptance of such resignation shall not be necessary to make it effective.

(6) Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election of an officer shall not of itself create contract rights to compensation for services performed as such officer.

ARTICLE V

Loans to Directors and Officers

Loans to Directors and officers, guarantees of their obligations, or other similar assistance to these persons, shall be contracted on behalf of the corporation only upon the specific authorization of the Board of Directors and the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation.

ARTICLE VI

Stock

(1) Certificates: Certificates representing shares of the capital stock of the corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the President, or the Vice President, and by the Secretary or an assistant Secretary. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon the face thereof (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the number of shares which such certificate represents and (d) a statement that the shares have a par value of one dollar per share.

(2) Transfers of Stock: The capital stock of the corporation shall be subject to such valid restrictions on the transfer thereof as the Board of Directors may by resolution determine prior to the issuance of the stock subject to such restriction, to such restrictions as shall be agreed upon in writing by all of the persons owning or having subscribed for any shares of stock in the corporation at the time of such written agreement, and to such restrictions as the corporation and the person owning stock subject to such restrictions may agree upon in writing. Any certificate representing shares of stock subject to any such restriction on transfer shall have typed or printed on the face thereof a statement that the shares of stock represented by such certificate are subject to restrictions on their transfer and shall make reference to the provisions of the restrictions and designate the agreement or minutes of the Board of Directors in which all of the terms of the restrictions may be found. A copy of such agreement or of the minutes of the meeting of the Board of Directors shall be kept at the principal office of the corporation and shall be open for the inspection of any shareholder at all reasonable times. Subject to any restrictions which may be established as hereinbefore provided, the shares of the capital stock of the corporation shall be transferable on the books of the corporation only by the person named in the


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certificate, or his attorney or legal representative, lawfully constituted and appointed in writing, and upon surrender of the certificate therefor, in accordance with the laws of the State of Colorado, now or hereafter in effect.

ARTICLE VII

Seal

The Board of Directors may adopt a seal which shall have inscribed thereon the name of the corporation and the words "SEAL" and "COLORADO" which, when adopted, shall constitute the corporate seal of the corporation.

ARTICLE VIII

Fiscal Year

The Board of Directors, by resolution, may adopt a fiscal year for this corporation.

ARTICLE IX

Amendment

These Bylaws may at any time and from time to time be amended, altered or repealed by the Board of Directors or by the shareholders at any annual or special meeting.

AMENDMENT TO BYLAWS
OF
SCHIELD MANAGEMENT COMPANY

RESOLVED that Article III - Section 1 of the Corporation laws be amended to read as follows:

The number of Directors of this corporation shall be not less than three nor more than nine. The number of Directors is subject to change by amendment to these Bylaws.


/s/ Marshall L. Schield
-------------------------------------
Marshall L. Schield              Date

/s/ Wilbur Schield
-------------------------------------
Wilbur Schield                   Date

/s/ [Illegible]
-------------------------------------
[Illegible]                      Date

/s/ Bernard L. Koyen
-------------------------------------
Bernard L. Koyen                 Date


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AMENDMENT TO BYLAWS
OF
SCHIELD MANAGEMENT COMPANY


KNOW ALL MEN BY THESE PRESENTS that the following amendment was adopted by the Directors of the Corporation on the 13th day of February, 1987, in the manner prescribed by the Colorado Corporation Code and the Articles of Incorporation:


ARTICLE II (2) of the Bylaws shall be amended to read as follows:

The annual meeting of the shareholders shall be held the second Friday in October of each year, or at such other date during said month as the Board of Directors may determine.

Schield Management Company


By: /s/
   -------------------------------------


By: /s/
   -------------------------------------


AMENDMENTS TO BYLAWS
OF
SCHIELD MANAGEMENT COMPANY


KNOW ALL MEN BY THESE PRESENTS that the following amendments were adopted by the Directors of the Corporation on the 15th day of May, 1986, in the manner prescribed by the Colorado Corporation Code and the Articles of Incorporation:

ARTICLE II (2) of the Bylaws shall be amended to read as follows:

The annual meeting of the shareholders shall be held the second Friday in September of each year or at such other date during said month as the Board of Directors may determine.


ARTICLE V of the Bylaws shall be amended to read as follows:

Loans to Officers and Directors, guarantees of their obligations, or other similar assistance to these persons, shall be contracted on behalf of the corporation only upon the specific authorization of the Board of Directors.

Schield Management Company


By: /s/
   -------------------------------------


By: /s/
   -------------------------------------


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CERTIFICATION


I, as Secretary of Schield Management Company, CERTIFY that on the 5th day of February, 1985, the bylaws were amended as follows:

WHEREAS, the Directors believe it to be in the best interests of the Corporation to increase the number of members of the Board of Directors, it is therefore,

RESOLVE, that the Corporation is hereby authorized to elect a maximum of five (5) Directors by the affirmative vote of the majority of the Directors then in office, though less than a quorum of the Board of Directors. The number of directors may be increased or decreased from time to time by amendment to the bylaws of the Corporation as stated in Article VI of the Articles of Incorporation and as otherwise stated in Article III of the Bylaws. Article III, Item (1) has been amended to authorize a maximum of five (5) Directors.
IN WITNESS WHEREOF, the Directors have evidenced their approval of the above proceedings as of the date last mentioned above.





Karen Oliver, Secretary


AMENDMENT TO BYLAWS
OF
PMC INTERNATIONAL, INC.


KNOW ALL MEN BY THESE PRESENTS that the following amendments were adopted by the Directors of the Company on the 25th day of July, 1995, in the manner prescribed by the Colorado Corporation Code and the Articles of Incorporation:

ARTICLE III(1) is hereby amended by replacing the word "three" with the word "five."

ARTICLE III(8) is hereby amended by deleting the first sentence of such section and inserting in lieu thereof the following:

A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of directors entitled to vote at any meeting, whether present or not, shall be the act of the Board of Directors, except as follows:

(a) Any vote that would affect the status of the corporation as a publicly traded company shall require the unanimous approval of all directors then in office; and

(b) the following matters shall require the approval of at least 80% of the directors: (i) approval of an incentive stock option plan and grants of stock options thereunder; (ii) approval of an employee cash


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bonus pool and allocations of bonuses granted thereunder; and (iii)
approval of any underwritten offering of capital stock or debt of the Company.

ARTICLE IX is hereby amended by deleting such Article in its entirety and inserting in lieu thereof the following:

These Bylaws may at any time and from time to time be amended, altered or repealed by the Board of Directors, except that Section 8 of
Article III may not be amended, except by a vote of that number of the directors designated in the provision to be amended, or by the shareholders at any annual or special meeting.




Secretary
PMC International, Inc.

Dated:  July 15, 1996

AMENDMENT TO BYLAWS
OF
PMC INTERNATIONAL, INC.


KNOW ALL MEN BY THESE PRESENTS that the following amendments were adopted by the Directors of the Company on the 17th day of December, 1996, in the manner prescribed by the Colorado Corporation Code and the Articles of Incorporation:

RESOLVED, that the Bylaws of the Company shall be amended as follows to be effective only upon the simultaneous occurrence of the Closing of the Offering and the completion of the Bedford Restructuring:

Section 1 of Article III is hereby amended to read as follows:

"Number:  The number of Directors of this corporation shall be seven."

Section 8 of Article III is hereby amended to read as follows:

"Quorum: A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law. If less than such majority is present, the director or directors present may adjourn the meeting from time to time without further notice."

Article IX is hereby amended to read as follows:

"These Bylaws may at any time and from time to time be amended, altered or repealed by the Board of Directors or by the shareholders at any annual or special meeting."


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